Exhibit 99.1

9 Meters Biopharma, Inc. Appoints
Michael T. Constantino to Board of Directors
Raleigh, NC, July 6, 2020 - 9 Meters Biopharma, Inc. (Nasdaq: NMTR), a clinical-stage rare and unmet needs-focused gastroenterology company, announced today the Company has appointed Michael T. Constantino to its board of directors.
Mr. Constantino is a North Carolina certified public accountant who served as an Ernst & Young LLP assurance partner for more than 30 years, serving public and private entrepreneurial companies across several industries, including biotechnology, pharmaceuticals, contract research and technology. Of note, he has acted as a coordinating partner with the gastrointestinal pharmaceutical company, Salix Pharmaceuticals (acquired by Valeant Pharmaceuticals), and contract pharmaceutical manufacturer, Patheon (acquired by Thermo Fisher Scientific). Mr. Constantino has worked closely with companies across various development stages, from early start-up to mature Fortune 100 corporations, and assisted management teams and boards of directors with SEC compliance matters, global operations and strategic planning.
“Having worked closely with Mike in the context of Salix Pharmaceuticals, where I served as a board member, I know that his counsel and business acumen will be instrumental in assisting 9 Meters growth through clinical development to commercialization,” said Dr. Mark Sirgo, chairman of the board of directors of 9 Meters. We are fortunate to have Mike join the 9 Meters board at such an exciting time.”
“I admire 9 Meters’ work to consolidate promising assets in a number of GI indications, and I am pleased to help direct their growth through critical early development stages,” said Mr. Constantino. “With one lead asset in Phase 3 for celiac disease and the other in early-stage clinical trials for a rare orphan GI indication, it will be important to balance growth and development around both, an effort for which I look forward to offering guidance.”
Currently, Mr. Constantino is the Vice Chair of the Board for the NC State Foundation. He has served as the Treasurer for the North Carolina Biotechnology Center, Chairman of the NC State Poole College of Management Board of Advisors, the Board of Directors and Treasurer for Rise Against Hunger (formerly, Stop Hunger Now), Board of Directors and Treasurer for the Council for Entrepreneurial Development, and Chairman and Treasurer for Southeast Life Sciences. He holds a B.A. in both Accounting and Business Management from NC State University.

About 9 Meters Biopharma
9 Meters Biopharma, Inc. (“the Company”) is a rare and unmet needs-focused GI platform company. The Company is advancing NM-002, a proprietary long-acting GLP-1 agonist into Phase 2 trial for Short Bowel Syndrome (SBS), a rare, orphan disease, as well as larazotide, a Phase 3 tight junction regulator being evaluated for patient-reported symptom improvement in non-responsive celiac disease.

For more information, please visit www.9meters.com.

Forward-looking Statements
This press release includes forward-looking statements based upon the Company's current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, the potential effects of the ongoing coronavirus outbreak and related mitigation efforts on the Company's clinical, financial and operational activities; the Company's continued listing on Nasdaq; expectations regarding future financings; the future operations of the Company; the nature, strategy and focus of the Company; the development and commercial potential and potential benefits of any product candidates of the Company; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical and preclinical results; the Company having sufficient resources to advance its pipeline; and any other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such

Exhibit 99.1

forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) uncertainties associated with the clinical development and regulatory approval of product candidates; (ii) risks related to the inability of the Company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (v) the impact of COVID-19 on our operations, clinical trials or proposed merger and future financings and (vi) risks associated with the possible failure to realize certain anticipated benefits of the Company’s recent merger and the Naia acquisition, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in the Company’s. Annual Report on Form 10-K for the year ended December 31, 2019, Form 10-Q for the quarter ended March 31, 2020 and in other filings that the Company has made and future filings the Company will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
Corporate contacts
Edward J. Sitar
Chief Financial Officer
9 Meters Biopharma, Inc.
investor-relations@9meters.com
www.9meters.com

Media contact
Amy Jobe, Ph.D.
LifeSci Communications, LLC
ajobe@lifescicomms.com
315-879-8192

Investor contact
Corey Davis, Ph.D.
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
212-915-2577